Exhibit 99.2

1 Fourth Quarter 2018 Earnings Conference Call Fourth Quarter 2018 Earnings Conference Call February 21, 2019

2 Fourth Quarter 2018 Earnings Conference Call Forward-Looking Statements Statements made during this call and presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of today, February 21, 2019. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 13-21 of our 2017 Form 10-K filed on February 23, 2018, page 23 of our Form 10-Q filed on November 6, 2018 and other subsequent filings by Matson with the SEC. Statements made during this call and presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Fourth Quarter 2018 Earnings Conference Call Opening Remarks • Matson’s results in 4Q18 were in-line with expectations – Strong contributions from China service and Logistics • Recap of FY 2018 results – Favorable contributors: • Higher rates in China • Significant contributions from SSAT and Logistics • Steady performance in Hawaii – Unfavorable trends: • Ongoing competitive dynamics in Guam • Weaker-than-expected southbound seafood season in Alaska

4 Fourth Quarter 2018 Earnings Conference Call Current Priorities • Complete Hawaii service fleet renewal – Daniel K. Inouye entered service in November 2018 – Kaimana Hila and Lurline to enter service in 2019, Matsonia to enter service in 2020 • Upon Lurline entering service, expect to shift to a fixed 9-ship deployment in the Hawaii tradelane • Upgrade Sand Island terminal – Install three new gantry cranes, refurbish three existing cranes and upgrade electrical infrastructure – Prepare for expansion into Piers 51A and 51B when Pasha moves to new Kapālama facility • Prepare for IMO 2020 – Complete installation of scrubbers on three CLX vessels – Actively assessing scrubbers on two additional CLX vessels • De-lever the balance sheet beginning in 2020 • Organic growth opportunities

5 Fourth Quarter 2018 Earnings Conference Call Hawaii Service Fourth Quarter 2018 Performance • Container volume was flat YoY – Stable market share • Favorable ongoing economic conditions in Hawaii Container Volume (FEU Basis) Full Year 2018 Performance • Container volume decreased 0.7% YoY – Lower Eastbound volume – Westbound volume increased modestly 30,000 32,000 34,000 36,000 38,000 40,000 Q1 Q2 Q3 Q4 2017 2018 Full Year 2019 Outlook • Expect volume to approximate the level achieved in 2018, reflecting modest economic growth and stable market share

6 Fourth Quarter 2018 Earnings Conference Call Hawaii Economic Indicators Real GDP Growth Construction Jobs Growth Real Building Permits Growth “As expected, the [Hawaii] economy’s rate of expansion has slowed as the business cycle has matured, and risks to the external environment have increased. But at present there are no signs of an imminent downturn. Instead, further growth at a restrained pace is the most likely outcome for the next few years at least.” – UHERO, December 14, 2018 Hawaii’s economic trajectory continues at a modest pace, and the construction cycle over the medium-term remains positive. Source: http://www.uhero.hawaii.edu/assets/18Q4_Public.pdf

7 Fourth Quarter 2018 Earnings Conference Call China Expedited Service (CLX) Fourth Quarter 2018 Performance • Experienced elevated demand late in quarter during period traditionally not as strong • Container volume increased 3.8% YoY • Continued to realize a sizeable rate premium Container Volume (FEU Basis) Full Year 2019 Outlook • Transpacific capacity likely to remain in excess of demand while trade flow normalizes following stronger seasonal 4Q 2018 • Expect CLX average rate to be lower than the level achieved in 2018 • Expect CLX volume to be modestly lower than 2018 level as 3Q19 and 4Q19 reflect more traditional level of activity • Expect another strong year for Matson’s highly differentiated service 8,000 10,000 12,000 14,000 16,000 18,000 20,000 Q1 Q2 Q3 Q4 2017 2018 Full Year 2018 Performance • Container volume decreased 6.7% YoY – Fewer sailings in year and lower volume during Lunar New Year period • Achieved sizeable rate premium

8 Fourth Quarter 2018 Earnings Conference Call Guam Service Fourth Quarter 2018 Performance • Container volume increased 10.6% – Primarily due to typhoon relief volume • Market was flat YoY Container Volume (FEU Basis) Full Year 2019 Outlook • Expect modestly lower volume as highly competitive environment remains • Matson’s transit advantage expected to remain with superior on-time performance 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2017 2018 Full Year 2018 Performance • Container volume decreased 3.0% – Competitive pressure from APL

9 Fourth Quarter 2018 Earnings Conference Call Alaska Service Fourth Quarter 2018 Performance • Container volume increased 4.2% YoY – Increase in NB volume • Alaska’s economic indicators improving Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 22,000 Q1 Q2 Q3 Q4 2017 2018 Full Year 2019 Outlook • Expect volume to be modestly higher than the level achieved in 2018 – Improvement in NB volume as economic conditions improve – Stronger SB seafood harvest levels than in 2018 Note: 1Q 2018 and 4Q 2017 volume figures include volume related to a competitor’s vessel dry-docking. Full Year 2018 Performance • Container volume increased 2.5% YoY – Increase in NB volume, partially offset by lower SB volume due to weaker-than- expected seafood season

10 Fourth Quarter 2018 Earnings Conference Call Alaska Economic Indicators Anchorage and Alaska Employment Growth(1)(2) Anchorage Population Growth(1) -2.0% -1.5% -1.0% -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2009 2011 2013 2015 2017 2019F YoY Growth in Employment Anchorage (AEDC) Alaska (Alaska Dept. of Labor) (1) Source: http://aedcweb.com/wp-content/uploads/2019/01/Econ-Forecast-Report-2019_v5.pdf (2) Source: http://labor.alaska.gov/trends/jan19.pdf Economic indicators in Alaska suggest 2018 marked the bottom of the recession, and that a fragile recovery is underway. -1.0% -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 2009 2011 2013 2015 2017 2019F YoY Growth in Anchorage Population

11 Fourth Quarter 2018 Earnings Conference Call SSAT Joint Venture Fourth Quarter 2018 Performance • Terminal joint venture contribution was $8.0 million, $0.9 million lower than last year – Higher operating costs, partially offset by higher revenue resulting from increased lift volume Equity in Income of Joint Venture $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 Q1 Q2 Q3 Q4 $ in millions 2017 2018 Full Year 2019 Outlook • Expect terminal joint venture contribution to be lower than the 2018 level, which was a historic high – Normalization of import volume on the U.S. West Coast • SSAT is the premier stevedore on the U.S. West Coast Full Year 2018 Performance • Terminal joint venture contribution was $36.8 million, $8.6 million higher than last year – Higher lift volume throughout year

12 Fourth Quarter 2018 Earnings Conference Call Matson Logistics Fourth Quarter 2018 Performance • Operating income increased $4.4 million YoY to $9.1 million Operating Income Full Year 2019 Outlook • Expect operating income to approximate 2018 level of $32.7 million, which was a historic high $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 Q1 Q2 Q3 Q4 $ in millions 2017 2018 Full Year 2018 Performance • Operating income increased $11.8 million YoY to $32.7 million • Strong performance across all service lines – Span Alaska performed well despite challenging economic conditions in Alaska • Tight truck market played to Matson Logistics’ strengths in customer service

Financial Results – Summary Income Statement

($ in millions, except per share data)	Year-to-Date: Years Ended 12/31 2018	2017	Δ $	Δ %	Fourth Quarter: Quarters Ended 12/31 2018	2017	Δ $	Δ %
Revenue								
Ocean Transportation	$ 1,641.3	$ 1,571.8	$ 69.5	4.4%	$ 418.1	$ 389.9	$ 28.2	7.2%
Logistics	581.5	475.1	106.4	22.4%	146.8	126.2	20.6	16.3%
Total Revenue	$ 2,222.8	$ 2,046.9	$ 175.9	8.6%	$ 564.9	$ 516.1	$ 48.8	9.5%
Operating Income								
Ocean Transportation	$ 131.1	$ 126.4	$ 4.7	3.7%	$ 21.4	$ 20.1	$ 1.3	6.5%
Logistics	32.7	20.9	11.8	56.5%	9.1	4.7	4.4	93.6%
Total Operating Income	**$ 163.8**	**$ 147.3**	**$ 16.5**	**11.2%**	**$ 30.5**	**$ 24.8**	**$ 5.7**	**23.0%**
Interest Expense	(18.7)	(24.2)			(4.3)	(5.4)		
Other income (expense), net	2.6	2.1			0.7	0.5		
Income Taxes	(38.7) [1]	106.8 [2]			(6.3)	147.0 [2]		
Net Income	**$ 109.0**	**$ 232.0**			**$ 20.6**	**$ 166.9**		
GAAP Net Income	**$ 109.0**	**$ 232.0**			**$ 20.6**	**$ 166.9**		
Less: Tax Act Adjustment [2]	-	(155.0)			-	(155.0)		
Adjusted Net Income	$ 109.0	$ 77.0	$ 32.0	41.6%	$ 20.6	$ 11.9	$ 8.7	73.1%
GAAP EPS, diluted	**$ 2.53**	**$ 5.37**			**$ 0.48**	**$ 3.90**		
Less: Tax Act Adjustment [2]	-	(3.59)			-	(3.62)		
Adjusted EPS, diluted	$ 2.53	$ 1.78	$ 0.75	42.1%	$ 0.48	$ 0.28	$ 0.20	71.4%
Depreciation and Amortization (incl. dry-dock amortization)	$ 130.9	$ 146.6	($ 15.7)	(10.7)%	$ 33.2	$ 37.2	($ 4.0)	(10.8)%
EBITDA	$ 297.3	$ 296.0	$ 1.3	0.4%	$ 64.4	$ 62.5	$ 1.9	3.0%

See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics.

(1) Includes a non-cash tax expense of $2.9 million resulting from discrete adjustments in applying the provisions of the Tax Act.

(2) Reflects the impact from a positive one-time, non-cash deferred tax adjustment recorded in 4Q17 of $155.0 million pursuant to the enactment of the Tax Act.

13 | Fourth Quarter 2018 Earnings Conference Call
Matson.

14 Fourth Quarter 2018 Earnings Conference Call Cash Generation and Uses of Cash ($ 50.0) $ 50.0 $ 150.0 $ 250.0 $ 350.0 $ 450.0 $ 550.0 Cash Flow from Operations Proceeds from Sale-Leasebacks Other Cash Flows Net Borrowings (Repayment) Maint. Capex New Vessel Capex (1) Dividends Net increase in cash $ in millions Last Twelve Months Ended December 31, 2018 $ 305.0 $ 134.4 ($ 0.7) ($ 62.6) ($ 338.6) ($ 35.4) $ 4.7 $ 2.6 (1) Includes capitalized interest and owner’s items.

15 Fourth Quarter 2018 Earnings Conference Call Percent of Completion(2) Current Delivery Timing Kaimana Hila 94% end of 1Q ’19 Lurline 75% 4Q ’19 Matsonia 14% 3Q ’20 New Vessel Payments and Percent of Completion Actual and Estimated Vessel Progress Payments(3) FY 2018 ($ in millions) 1Q 2Q 3Q 4Q(1) FY(1) Cash Capital Expenditures $ 54.0 $ 104.6 $ 50.6 $ 110.7 $ 319.9 Capitalized Interest 3.7 4.5 5.2 5.3 18.7 Capitalized Vessel Construction Expenditures $ 57.7 $ 109.1 $ 55.8 $ 116.0 $ 338.6 Cumulative through 12/31/18 Year Ending 12/31 ($ in millions) 2019 2020 Total Two Aloha Class Containerships $ 386.9 $ 20.7 $ 3.9 $ 411.5 Two Kanaloa Class Con-Ro Vessels 290.7 168.2 57.8 516.7 Total New Vessel Progress Payments $ 677.6 $ 188.9 $ 61.7 $ 928.2 Lurline, January 2019. Updated Vessel Timing and Percent of Completion Vessel Construction Expenditures (1) Excludes $4.9 million in restricted cash related to final milestone payment on Daniel K. Inouye. (2) As of February 15, 2019. (3) Excludes owner’s items and capitalized interest.

16 Fourth Quarter 2018 Earnings Conference Call Financial Results – Summary Balance Sheet • Total debt of $856.4 million • Net debt of $836.8 million • Net debt-to-LTM EBITDA of 2.81x See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics. Debt Levels ($ in millions) ASSETS Cash and cash equivalents $ 19.6 $ 19.8 Other current assets 298.8 246.2 Total current assets 318.4 266.0 Investment in Terminal Joint Venture 87.0 93.2 Property and equipment, net 1,366.6 1,165.7 Intangible assets, net 214.0 225.2 Goodwill 323.7 323.7 Other long-term assets 116.6 173.7 Total assets $ 2,426.3 $ 2,247.5 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $ 42.1 $ 30.8 Other current liabilities 322.0 255.5 Total current liabilities 364.1 286.3 Long-term debt 814.3 826.3 Other long-term liabilities 491.6 456.7 Total long-term liabilities 1,305.9 1,283.0 Total shareholders’ equity 756.3 678.2 Total liabilities and shareholders’ equity $ 2,426.3 $ 2,247.5 December 31, December 31, 2018 2017

17 Fourth Quarter 2018 Earnings Conference Call Maunalei Sale-Leaseback Transaction • Transaction announced on November 27, 2018 • Gross proceeds of $106.0 million • Proceeds used to reduce outstanding revolver borrowings – Approximately $4.0 million in interest savings in 2019 • Annual lease expense = $12.0 million; impacts EBITDA directly • Reduction in depreciation and amortization (incl. dry-dock amortization) = $4.8 million • Reduction in annual operating income = $7.2 million • Effect of transaction for 1 month in 2018

18 Fourth Quarter 2018 Earnings Conference Call 2019 Outlook FY 2019 Outlook Items Full Year First Quarter Operating income: Ocean Transportation To approximate $131.1 million achieved in FY 2018 after adjusting 2018 result for full year impact of vessel sale-leaseback Approximately $10 million Logistics To approximate FY 2018 level of $32.7 million Moderately higher than $4.2 million achieved in 1Q 2018 Depreciation and Amortization Approximately $130 million, including $31 million in dry-dock amortization - EBITDA To approximate $286 million or roughly flat to 2018 level after adjusting 2018 result for full year impact of vessel sale-leaseback - Other Income/(Expense) Approximately $2.7 million - Interest Expense (excluding capitalized interest) Approximately $24 million - GAAP Effective Tax Rate Approximately 26%, excluding positive non-cash tax adjustment of $2.9 million in 1Q 2019 -

19 Fourth Quarter 2018 Earnings Conference Call Actual and Estimated Other Capital Expenditures ($ in millions) Actual and Estimated Other Capital Expenditures (including maintenance capex)(1) $55.0 $62.6 $120.0 $85.0 2017 2018 2019E 2020E (1) Cost and timing of projects subject to change. Key Projects: • Sand Island cranes and related infrastructure – Cost ~ $60 million – Timing: 2018 to 2020 • 3 scrubbers on CLX vessels – Cost ~$9 million per vessel – Timing: 2019 to early 2020 • New Span Alaska facility in Anchorage – Cost ~ $26 million – Timing: 2018 and 2019 Maintenance capex target of ~$50 million

20 Fourth Quarter 2018 Earnings Conference Call Select Outlook Items to FY 2021 ($ in millions) Actual and Estimated Depreciation and Amortization (incl. dry-dock amortization)(1) Actual and Estimated Interest Expense (in P&L and capitalized)(1)(2) $146.6 $130.9 $130.0 $135.0 $145.0 2017 2018 2019E 2020E 2021E • Continue to expect $5 to $8 million in D&A savings from new vessels versus 10-ship fleet with steamships • New projects such as CLX scrubbers, Sand Island cranes and related infrastructure, and new Span Alaska facility will add ~$5 million to D&A by 2021 $24.2 $18.7 $24.0 $35.0 $35.0 $7.5 $18.7 $16.0 $10.0 2017 2018 2019E 2020E 2021E Interest Expense in Income Statement Capitalized Interest (1) Based on the current delivery schedule of the remaining new vessels. (2) Based on the current interest rate on the Company’s revolving credit facility.

21 Fourth Quarter 2018 Earnings Conference Call Addendum

22 Fourth Quarter 2018 Earnings Conference Call Addendum – Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), and Net Debt/EBITDA.